SUBSCRIPTION AND STANDBY COMMITMENT AGREEMENT

This Subscription and Standby Commitment Agreement (this “Agreement”), dated as of September [__], 2007, is entered into by and among MangoSoft, Inc., a Nevada corporation (the “Company”), and the persons listed on Schedule A hereto (collectively, the “Purchasers,” and individually, a “Purchaser”).

PRELIMINARY STATEMENTS

A. The Company proposes to consummate a rights offering (the “Rights Offering”) pursuant to which the Company will extend to each holder of record of shares of its common stock, par value $0.001 per share (the “Common Stock”), as of the close of business on [_________ __], 2007 (the “Record Date”) (such holders of record, which include the Purchasers, being herein referred to as the “Offerees”), [___] of a right, for each share of Common Stock held by such Offeree as of the Record Date, to purchase one share of Common Stock at a purchase price of $.50 per share, for an aggregate purchase price of $1,200,000. Each Offeree who elects to exercise such rights in full may also oversubscribe for additional shares of Common Stock at the same subscription price per share in an amount up to the greater of (a) 50% of the number of full rights received by such Offeree or (b) 100 shares of Common Stock.

B. The Purchasers hold for their own account, directly and through banks, brokers and other nominees, in aggregate, 2,210,150 shares of Common Stock and accordingly, will be extended rights in the Rights Offering to purchase for their own account up to an aggregate of [____] shares of Common Stock.

C. To assure the sale of all of the shares of Common Stock in the Rights Offering, the Purchasers desire, concurrently with the consummation of the Rights Offering, to (i) exercise in full their basic subscription privileges and (ii) subscribe for and purchase the difference between 2,400,000 shares of Common Stock and the number of shares of Common Stock subscribed for and purchased pursuant to the Rights Offering, all as more particularly set forth herein.

STATEMENT OF AGREEMENT

In consideration of the premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Basic Commitment. Subject to the terms and conditions hereof, each of the Purchasers agrees to exercise in full its basic subscription privileges to purchase shares of Common Stock in the Rights Offering (the “Basic Shares”) at the Offering Price (the “Basic Commitment”). As used herein, “Offering Price” shall mean the per share purchase price for shares of Common Stock offered in the Rights Offering.

2. Standby Commitment.

(a) Each of the Purchasers agrees that, to the extent that 2,400,000 shares of Common Stock are not subscribed for and purchased in the Rights Offering, and subject to the terms and conditions hereof, it will purchase from the Company for cash at the Offering Price the number of shares of Common Stock (the “Standby Shares” and together with the Basic Shares, the “Shares”) equal to its Pro Rata Portion (as defined below) of the difference between 2,400,000 shares of Common Stock and the aggregate number of shares of Common Stock subscribed for and purchased in the Rights Offering (the “Standby Commitment” and together with the Basic Commitment, the “Commitment”).

(b) To the extent that any Purchaser defaults (a “Defaulting Purchaser”) in the performance of its Standby Commitment hereunder, each other Purchaser shall have the right to purchase from the Company, in such Purchaser’s sole discretion and subject to the terms and conditions hereof, for cash at the Offering Price an amount of shares of Common Stock up to its Non-Defaulting Pro Rata Portion (as defined below) of all the shares of Common Stock that such Defaulting Purchaser would have been obligated to purchase pursuant to its Standby Commitment hereunder but did not purchase (the “Defaulted Shares”). The Company shall provide written notice to the non-Defaulting Purchasers of the amount of Defaulted Shares within 2 business days following the failure of the Defaulting Purchaser to purchase the Defaulted Shares pursuant to the terms and conditions hereof. Each Purchaser shall have the right to purchase up to its Non-Defaulting Pro Rata Portion of such Defaulted Shares at the Offering Price by providing written notice to the Company within 2 business days of receipt of notice of Defaulted Shares by the Company specifying the number of Defaulted Shares it elects to purchase pursuant to this Section 2(b). The closing of any such sale to a non-Defaulting Purchaser shall occur two business days after the Company’s receipt of such notice from such non-Defaulting Purchaser.

(c) As used in a provision herein, a Purchaser’s “Pro Rata Portion” shall mean the percentage of the Standby Shares set forth opposite each Purchaser’s name in Schedule A hereto. As used in a provision herein, a Purchaser’s “Non-Defaulting Pro Rata Portion” shall mean the quotient determined by dividing the Pro Rata Portion of such Non-Defaulting Investor by the aggregate Pro Rata Portions owned by all Non-Defaulting Investors electing to exercise their Default Purchase Right. In each case, the number of shares of Common Stock constituting a Purchaser’s Pro Rata Portion shall be rounded to the nearest whole share and shall otherwise be equitably adjusted for fractional shares such that the total number of shares to be issued by the Company pursuant to the Rights Offering and the Standby Commitment, assuming full performance of the Standby Commitment by the Purchasers, is 2,400,000.

(d) Subject to the terms and conditions set forth in this Agreement, and as described above, the Company agrees to transfer and sell to the Purchasers, and the Purchasers agree to purchase (on a several but not joint basis) from the Company, the Shares.

(e) Without the prior written consent of the Purchasers, the per share purchase price for all shares of Common Stock offered and sold in the Rights Offering, including all Standby Shares offered and sold to the Purchasers, shall not exceed $.50 and the aggregate gross purchase price for all shares of Common Stock offered and sold in the Rights Offering, including all Shares offered and sold to the Purchasers, shall not exceed $1,200,000.

(f) As soon as practicable following the expiration of the exercise period of the Rights Offering (as the same may be extended) and promptly following its determination of the number of shares of Common Stock validly subscribed for in accordance with the terms of the Rights Offering, the Company shall notify the Purchasers in writing of the number of Standby Shares, if any, to be purchased by the Purchasers pursuant to the Standby Commitment.

(g) The Company will pay all of its expenses associated with the Rights Offering, including, without limitation, filing and printing fees, fees and expenses of any subscription and information agents, its counsel and accounting fees and expenses, costs associated with clearing the Shares for sale under applicable state securities laws and listing fees.

(h) All Shares will be delivered with any and all issue, stamp, transfer, sales and use, or similar taxes or duties payable in connection with such delivery duly paid by the Company.

3. Closing; Payment of Purchase Price and Fees.

(a) The delivery of and payment for the Standby Shares, if any, shall take place at the offices of Zuckerman Gore & Brandeis, LLP, 875 Third Avenue, New York, New York 10022 on the second business day following the satisfaction and/or waiver of all of the conditions set forth herein (other than such conditions by their nature to be satisfied at consummation) or at such other place and time as is mutually agreed to in writing by the parties hereto (the “Closing” and such date, the “Closing Date”).

(b) On the Closing Date the Company shall deliver to each Purchaser the following:

(i) stock certificates representing the Standby Shares purchased by such Purchaser hereunder, in the denominations and registered in the name of such Purchaser or, subject to the restrictions set forth herein, such other affiliates of such Purchaser, as designated in writing by such Purchaser not later than five (5) business days prior to the Closing Date;

(ii) a certificate, dated as of the Closing Date, executed by an officer of the Company certifying as to the fulfillment of the closing conditions specified in Sections 9(a)(i) and 9(a)(ii);

(iii) a certificate, dated as of the Closing Date, and signed by a secretary or assistant secretary of the Company as to (x) the Company’s organizational documents and (y) resolutions of the board of directors (or committee thereof) authorizing the execution and delivery of this Agreement and the consummation and performance of the transactions contemplated hereby;

(iv) a written opinion of the Company’s counsel, dated as of the Closing Date, addressed to the Purchasers in a form reasonably acceptable to the Purchasers as to the matters set forth in Exhibit A hereto; and

(v) such other written instruments or documentation as may be reasonably necessary or appropriate in order to document the satisfaction or waiver of the applicable closing conditions set forth in Section 9 and as reasonably requested by the Purchasers.

(c) On the Closing Date each of the Purchasers shall deliver to the Company the following:

(i) such Purchaser’s purchase price for the Standby Shares by wire transfer of immediately available funds to an account designated by the Company;

(ii) a certificate, dated as of the Closing Date, executed by an officer of the Purchaser certifying as to the fulfillment of the closing conditions specified in Section 9(b)(i) and 9(b)(ii); and

(iii) such other written instruments or documentation as may be reasonably necessary or appropriate in order to document the satisfaction or waiver of the applicable closing conditions set forth in Section 9 and as reasonably requested by the Company.

4. Satisfaction of the Commitment. The Purchasers may, in their sole discretion, satisfy the Commitment directly and/or indirectly through one or more of their respective affiliates, separate accounts within their control, or investment funds under their or their respective affiliates’ management; provided, however, any such non-Purchaser entities shall be required to make the representations, warranties and covenants set forth in Section 6 to the Company and that the Purchasers shall remain liable under this Agreement as set forth herein.

5. Representations and Warranties of the Company.

(a) The Company represents and warrants to the Purchasers as of the date hereof and the Closing as follows:

(i) Organization; Authority; Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada. The Company (A) has full corporate power and authority to own and operate its properties and assets and to conduct and carry on its business as it is now being conducted and operated, and (B) is duly qualified to do business and is in good standing, and is duly licensed, authorized or qualified to transact or conduct business, in each jurisdiction in which the ownership or lease of real property or the conduct of its business requires it to be so licensed, authorized or qualified. True and complete copies of the Company’s Articles of Incorporation (the “Articles of Incorporation”) and its bylaws currently in effect have been delivered to the Purchasers.

(ii) Corporate Authority, Authorization; Binding Obligation. The Company has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Rights Offering and the transactions contemplated by this Agreement. All corporate action on the part of the Company, its officers and its stockholders necessary for the authorization, execution, delivery and performance of this Agreement, the consummation of the Rights Offering, the authorization, issuance and delivery of the Shares to the Purchasers and the performance of all of the Company’s obligations under this Agreement has been or will be taken prior to Closing. This Agreement has been duly and validly executed and delivered by the Company, and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws and subject to general principals of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

(iii) Ownership of and Title to Shares; Exemption from Registration.

(A) The Shares to be purchased by the Purchasers hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly authorized, validly issued, fully paid and non-assessable shares of the capital stock of the Company, free of personal liability. Upon consummation of the purchase of the Shares in accordance with the terms of this Agreement, the Purchasers will own and acquire title to the Shares (free and clear of any and all proxies, voting trusts, shareholder agreements, pledges, liens, claims, charges, security interests, options, restrictions on transfer or other legal or equitable encumbrance of any nature whatsoever (other than the restrictions on transfer due to securities laws or as otherwise as provided for in this Agreement),

(B) The Company represents and warrants that the offer and sale of the Shares to the Purchasers in accordance with the terms and provisions of this Agreement is being effected in accordance with the Securities Act of 1933 (as amended and restated from time to time, the “Securities Act”) and applicable state securities laws pursuant to (I) a private placement exemption to the registration provisions of the Securities Act pursuant to Section 4(2) of the Securities Act (and Rule 506 of Regulation D promulgated under the Securities Act), and (II) a similar exemption to the registration provisions of applicable state securities laws. Neither the Company nor anyone acting on its behalf has taken or hereafter will take any action that would cause the loss of such exemptions.

(iv) Capitalization.

(A) The authorized capital stock of the Company consists of (A) 3,703,704 shares of Common Stock, of which 3,413,038 shares are issued and outstanding and (B) 5,000,000 shares of Series B Convertible Preferred Stock, $0.001 par value per share (the “Series B Preferred Stock”), of which 20,000 shares are issued and outstanding. All of the issued and outstanding shares of Common Stock and Series B Preferred Stock have been duly authorized and validly issued and are fully paid and nonassessable and were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

(B) Except for the Series B Preferred Stock and the options and warrants set forth on Schedule 5(a)(iv) hereto, (I) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any securities from the Company is authorized or outstanding, (II) there is not any commitment of the Company to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to the holders of any securities of the Company any evidences of indebtedness or any assets of the Company, (III) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its securities or to pay any dividend or make any other distribution in respect thereof, (IV) no person or entity is entitled to any preemptive or similar right with respect to the issuance of any securities of the Company, and (V) no person or entity has any rights to require the registration of any securities of the Company under the Securities Act.

(v) Noncontravention; Consents. The execution and delivery of this Agreement by the Company does not, and the Rights Offering and the consummation of the transactions contemplated hereby and thereby will not, violate any material provision of law and will not conflict with, or result in a breach of any of the terms of, or constitute a default under, the Articles of Incorporation, the bylaws of the Company or any material agreement, instrument or other restriction to which the Company is a party or by which the Company or any of its properties or assets is bound. No consent, approval or authorization of, or declaration, registration or filing with, any person, entity or governmental authority on the part of the Company is required for the valid execution, delivery and performance of this Agreement or the valid consummation of the Rights Offering or of the transactions contemplated hereby and thereby, except for (A) the filing with the Secretary of State of the State of Nevada of an amendment to the Articles of Incorporation to increase the Company’s authorized capital by fifteen million (15,000,000) shares of Common Stock, (B) the filing of all necessary amendments to the registration statement on Form S-3, filed with the Securities & Exchange Commission (the “SEC”) on July 3, 2007 (including all amendments and exhibits related thereto, the “Registration Statement”), including all prospectuses related thereto and (C) such consents, approvals, authorizations, declarations, registrations or filings (y) as may be required under the Nasdaq National Market (“Nasdaq”) rules and regulation in order to consummate the Rights Offering or (z) as may be required under state securities or blue sky laws in connection with the purchase of Shares by any of the Purchasers, which filings, in the case of clauses (A) through (C) above, have been or will be filed in a timely manner.

(vi) No Conflicts, Violations or Defaults. The Company is not in conflict with, or in default or violation of, any law, order or agreement applicable to the Company or by which any property or asset of the Company is bound or affected, except for such conflicts, defaults or violations that are not, individually or in the aggregate, reasonably expected to have (A) any material adverse effect on the business, condition (financial or otherwise) or results of operations of the Company or its subsidiaries, taken as a whole or (B) any material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement (any of the foregoing being a “Material Adverse Effect”).

(vii) Registration Rights. Except for the registration rights granted to the Subscribers (as defined below) in the Purchase Agreement, dated as of January 10, 2007 (the “Purchase Agreement”), by and between the Company and the persons listed on Schedule A thereto (the “Subscribers”), the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

(viii) Financial Statements. The Company has previously provided to the Purchasers the audited balance sheet and statements of operations and changes in stockholders’ equity and cash flows of the Company as of and for the year ended December 31, 2006 (the “Audited Financial Statements”) and the unaudited balance sheet and the unaudited statements of operations and changes in stockholders’ equity and cash flows of the Company as of and for the six-month period ended June 30, 2007 (the “Unaudited Financial Statements,” and together with the Audited Financial Statements, the “Financial Statements”). The Financial Statements (A) comply as to form in all material respects with applicable accounting requirements and published rules and regulations of the SEC with respect thereto; (B) have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby (subject, in the case of the Unaudited Financial Statements, to normal recurring year-end adjustments and the absence of all required footnotes thereto); and (C) fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of the respective dates thereof and for the periods referred to therein. The Company has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities and obligations reflected on the Unaudited Financial Statements or that were incurred after June 30, 2007 in the ordinary course of business consistent with past practice, which individually or in the aggregate are not reasonably expected to be material.

(ix) Ordinary Course. Since December 31, 2006, the Company has conducted its business only in the ordinary course consistent with past practice, and there has not been:

(A) any event, occurrence or development of a state or circumstances which has had or is reasonably expected to have a Material Adverse Effect;

(B) any material damage, destruction or loss to any material asset or property owned by the Company, whether or not covered by insurance;

(C) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company’s capital stock (other than in accordance with its terms) or any repurchase, redemption or other acquisition by the Company of any outstanding shares of capital stock or other securities of the Company;

(D) any change in accounting methods, principles or practices by the Company, except for changes resulting from changes in GAAP; or

(E) any agreement, commitment, arrangement or undertaking by the Company to perform any action described in clauses (A) through (D).

(x) Permitted Offering. The acquisition of Shares by any Purchaser pursuant to this Agreement shall not be deemed to be a “Distribution Date” pursuant to that certain rights agreement by and between the Company and Interwest Transfer Co. (the “Rights Agent”), dated as of March 14, 2003, as amended by Amendment No. 1 between the Company and the Rights Agent, dated as of July 14, 2003 (the “Rights Agreement”).

(xi)  No Broker’s Fees. No broker, investment banker, financial advisor or other person, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

(xii) No Untrue Statements or Omissions. No representation or warranty of the Company contained in this Agreement, and no statement relating to the Company contained in any other document, certificate or other instrument delivered or to be delivered by or on behalf of the Company pursuant to this Agreement or the Rights Offering, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

6. Representations, Warranties and Covenants of Purchasers.

(a) Each Purchaser severally, and not jointly, represents and warrants to the Company as of the date hereof and the Closing as follows:

(i) Organization; Good Standing. Such Purchaser (if it is a legal entity) is duly organized, validly existing, and in good standing under the laws of the state of its organization.

(ii) Authority; Enforceability. Such Purchaser (if it is a legal entity) is duly authorized to enter into this Agreement and to perform its obligations hereunder. Upon the execution and delivery of this Agreement by such Purchaser, this Agreement shall be enforceable against such Purchaser in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws and subject to general principals of equity (regardless whether such enforceability is pursued at law or in equity).

(iii) Investment Intent. Such Purchaser is a limited partnership and represents and warrants that the Shares being purchased are being purchased or acquired solely for such Purchaser’s own account, for investment purposes only and not with a view towards the distribution or resale thereof to others. Such Purchaser acknowledges and understands that the Shares have not been registered under the Securities Act by reason of a claimed exemption under the provisions of the Securities Act which depends, in large part, upon such Purchaser’s representations as to investment intention, investor status and related and other matters set forth herein. Such Purchaser understands that, in the view of the SEC, among other things, a purchase with a present intent to distribute or resell would represent a purchase and acquisition with an intent inconsistent with its representation to the Company, and the SEC might regard such a transfer as a deferred sale for which the registration exemption is not available. Such Purchaser agrees and consents to the placement of a legend on the certificate(s) representing the Shares purchased and acquired hereunder, stating that such Shares have not been registered under the Securities Act or applicable state securities laws. Such legend shall be removed promptly following such time as a registration statement under the Securities Act covering any such Shares is declared effective by the SEC.

(iv) Certain Risks. Such Purchaser is fully aware that (A) the Shares represent equity securities in a corporate entity that has an accumulated deficit; (B) no return on investment, whether through distributions, appreciation, transferability or otherwise, and no performance by, through or of the Company, has been promised, assured, represented or warranted by the Company, or by any director, officer, employee, agent or representative thereof; (C) while the Common Stock is presently quoted and traded on the Over-the-Counter Bulletin Board, the Shares subscribed for and purchased under this Agreement have not been registered under applicable federal or state securities laws, and thus may not be sold, conveyed, assigned or transferred unless registered under such laws or unless an exemption from registration is available under such laws, as more fully described below; (D) there can be no assurances that the Company’s Common Stock will continue to be quoted, traded or listed for trading or quotation on the OTCBB or on any other organized market or quotation system; and (E) that the purchase of the Common Stock is a speculative investment, involving a degree of risk, and is suitable only for a person or entity of adequate financial means who has no need for liquidity in this investment in that, among other things, (x) such person or entity may not be able to liquidate their investment in the event of an emergency or otherwise, (y) transferability is limited, and (z) in the event of a dissolution or otherwise, such person or entity could sustain a complete loss of their entire investment.

(v) Sophisticated Investor. (i) Such Purchaser has adequate means of providing for such Purchaser’s current financial needs and possible contingencies and has no need for liquidity of such Purchaser’s investment in the Shares; (ii) such Purchaser is able to bear the economic risks inherent in an investment in the Shares and that an important consideration bearing on its ability to bear the economic risk of the purchase of the Shares is whether such Purchaser can afford a complete loss of such Purchaser’s investment in the Shares and such Purchaser represents and warrants that such Purchaser can afford such a complete loss; and (iii) such Purchaser has such knowledge and experience in business, financial, investment and banking matters (including, but not limited to investments in restricted, non-listed and non-registered securities) that such Purchaser is capable of evaluating the merits, risks and advisability of an investment in the Shares.

(vi) QIB. Such Purchaser is a “Qualified Institutional Buyer” within the meaning of Rule 144A(a)(1)(i), (ii), (iii), (iv) or (vi) under the Securities Act.

(vii) Documents, Information and Access. (A) Such Purchaser’s decision to purchase the Shares is not based on any promotional, marketing or sales materials, and (B) such Purchaser and its representatives have been afforded, prior to purchase thereof, the opportunity to ask questions of, and to receive answers from, the Company and its management, and has had access to all documents and information which such Purchaser deems material to an investment decision with respect to the purchase of the Shares hereunder. Such Purchaser acknowledges and understands that the Company is a public reporting company, that annual, quarterly and other reports are, from time to time, filed by the Company with the SEC under the Securities Exchange Act of 1934, and that such Purchaser can obtain a copy of any such reports, without charge, from certain public information offices maintained by the SEC, from the internet at www.sec.gov or from the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 5(a) of this Agreement or the right of a Purchaser to rely thereon.

(viii) No Registration, Review or Approval. Such Purchaser acknowledges and understands that the limited private offering and sale of the Shares pursuant to this Agreement has not been reviewed or approved by the SEC or by any state securities commission, authority or agency, and is not registered under the Securities Act or under the securities or “blue sky” laws, rules or regulations of any state. Such Purchaser acknowledges, understands and agrees that the Shares are being offered and sold hereunder pursuant to (A) a private placement exemption to the registration provisions of the Securities Act pursuant to Section 4(2) of the Securities Act (and Rule 506 of Regulation D promulgated under the Securities Act), and (B) a similar exemption to the registration provisions of applicable state securities laws.

(ix) Transfer Restrictions. Such Purchaser will not transfer any Shares purchased under this Agreement unless such Shares are registered under the Securities Act and under any applicable state securities or “blue sky” laws (collectively, the “Securities Laws”), or unless an exemption is available under such Securities Laws, and that the Company may, if it chooses, where an exemption from registration is claimed by such Purchaser, condition any transfer of the Shares out of such Purchaser’s name on an opinion of counsel reasonably satisfactory to the Company, to the effect that the proposed transfer does not require registration under the Securities Act.

(x) Reliance. Such Purchaser understands, acknowledges and appreciates that the Company is relying upon all of the representations, warranties, covenants, understandings, acknowledgements and agreements contained in this Agreement in determining whether to accept this subscription and to sell and issue the Shares to such Purchaser.

(xi) No General Solicitation. Such Purchaser shall not, and shall not permit any of its directors, officers, employees, affiliates and agents to, engage in any activity in connection with its purchase of Shares that constitutes a “general solicitation” or would otherwise cause the Company to fail to satisfy the manner of offering limitations set forth in Rule 502(c) under the Securities Act in connection with the Rights Offering.

(xii) Accuracy of Representations and Warranties. All of the representations, warranties, understandings and acknowledgements that such Purchaser has made herein are true and correct in all material respects as of the date of execution hereof, and that such Purchaser will perform and comply fully in all material respects with all covenants and agreements set forth herein, and such Purchaser covenants and agrees that until the Closing, such Purchaser shall inform the Company as promptly as reasonably practicable in writing of any changes in any of the representations or warranties provided or contained herein.

7. Covenants of the Company.

(a) The Company agrees that:

(i) The Company shall conduct the Rights Offering and the transactions contemplated hereby in compliance with the Securities Act and all other applicable local, state or federal securities laws.

(ii) The Company shall reimburse the Purchasers, up to the amount of $50,000, for all documented and reasonable out-of-pocket expenses of the Purchasers related to the Rights Offering and the transactions contemplated hereby, including without limitation reasonable fees and expenses of Stroock & Stroock & Lavan LLP, upon the earlier of the consummation of the Rights Offering or the termination of this Agreement, so long as none of the Purchasers shall be in material breach of its obligations under this Agreement at the time of such termination.

(iii) The Company shall furnish the Purchasers with such information regarding itself and its subsidiaries as the Purchasers may reasonably request.

8. Covenants of both the Company and the Purchasers.

(a) The Company and each of the Purchasers agrees that:

(i) It will use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things reasonably necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated hereby.

(ii) It will promptly deliver to the other parties hereto written notice of any matter, event or development that is or could (A) render any representation or warranty made by it herein inaccurate or incomplete in any respect or (B) constitute or result in a breach by it of, or a failure by it to comply with, any covenant herein.

(iii) It will consult with each other party before issuing, and provide each other party the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or court process.

9. Conditions to Closing.

(a) The obligation of each of the Purchasers to purchase the Shares and consummate the transactions contemplated herein shall be subject to the satisfaction (or waiver by such Purchaser) on or prior to the Closing of each of the following conditions:

(i) The representations and warranties of the Company contained in Section 5(a) that are qualified as to materiality shall be true and correct in all respects on and as of the date hereof and as of the Closing, with the same force and effect as though made on and as of such date, except to the extent that any representation or warranty is made as of a specified date, in which case such representation or warranty shall be true and correct as of such specified date, and the representations and warranties that are not so qualified shall be true and correct in all material respects on and as of the date hereof and as of the Closing, with the same force and effect as though made on and as of such date, except to the extent that any representation or warranty is made as of a specified date, in which case such representation or warranty shall be true and correct in all material respects as of such specified date;

(ii) The Company shall have performed or complied with, in all material respects, its covenants required to be performed or complied with under this Agreement through the Closing;

(iii)  No provision of any applicable law or regulation and no judgment, injunction, order, decree or other legal restraint shall have been enacted, adopted or issued that prohibits or threatens to prohibit the consummation of the Rights Offering or the transactions contemplated hereby;

(iv) The Company shall have delivered to Purchasers all of the certificates, opinions, instruments and documents required to be delivered by the Company to the Purchasers pursuant to Section 3(b) hereof;

(v) The Company shall have filed with the Secretary of State of the State of Nevada an amendment to the Articles of Incorporation to increase the Company’s authorized capital by fifteen million (15,000,000) shares of Common Stock;

(vi) The Company shall have included in the Registration Statement by way of an amendment thereto (the “Amendment to Registration Statement”) (I) all shares of Common Stock purchased by the Purchasers pursuant to the Purchase Agreement and (II) all Shares purchased by the Purchasers pursuant to this Agreement, and the Amendment to Registration Statement shall have become effective. The Company shall have paid all expenses related to the Registration Statement, the Amendment to Registration Statement and the Rights Offering, including, without limitation, filing and printing fees, fees and expenses of any subscription and information agents, its counsel and accounting fees and expenses, costs associated with clearing the Shares for sale under applicable state securities laws and listing fees;

(vii) The Company shall have: (I) provided the Purchasers with a reasonable opportunity to review the Amendment to Registration Statement, and shall have duly considered in good faith any comments of the Purchasers and their respective counsel; (II) advised the Purchasers promptly of the time when the Amendment to Registration Statement became effective or any prospectus or prospectus supplement was filed and shall have furnished the Purchasers with copies thereof; and (III) advised the Purchasers promptly after it received notice of any comments or inquiries by the SEC (and furnished the Purchasers with copies of any correspondence related thereto), of the issuance by the SEC of any stop order or of any order preventing the use of the Registration Statement, of the initiation or threatening of any proceeding for any such purpose, or of any request by the SEC for the amending or supplementing of the Registration Statement or for additional information, and in each such case, shall have provided the Purchasers with a reasonable opportunity to review any such comments, inquiries, requests or other communications from the SEC and to review any amendment or supplement to the Registration Statement before any filing with the SEC, and shall have duly considered in good faith any comments consistent with this Agreement and any other reasonable comments of the Purchasers and their respective counsel and (IV) there shall be no stop order or any order preventing or suspending the use of the Registration Statement or suspending the qualification of any Shares for sale in any jurisdiction;

(viii) Since the date of this Agreement, there shall not have occurred any changes or events that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect; and

(ix) The Company shall have amended the Rights Agreement to provide that (A) any Purchaser who by virtue of the transactions contemplated by this Agreement (including but not limited to the Rights Offering) would otherwise be deemed to be an “Acquiring Person” (as that term is defined in the Rights Agreement) shall instead be deemed to have the same status as a “Grandfathered Stockholder” under the Rights Agreement as such definition is amended in accordance with the immediately following subclause (B), and (B) the definition of “Grandfathered Stockholder” as currently set forth in the Rights Agreement shall be amended to eliminate the remainder of the definition after the phrase “(ii) and any Permitted Transferee…” by putting a period at the end of such phrase.

(b) The obligation of the Company to issue and sell the Shares and consummate the transactions contemplated herein shall be subject to the satisfaction (or waiver by the Company) on or prior to the Closing of each of the following conditions:

(i) The representations and warranties of the Purchasers contained in Section 6(a) that are qualified as to materiality shall be true and correct in all respects on and as of the date hereof and as of the Closing, with the same force and effect as though made on and as of such date, except to the extent that any representation or warranty is made as of a specified date, in which case such representation or warranty shall be true and correct as of such specified date, and the representations and warranties that are not so qualified shall be true and correct in all material respects on and as of the date hereof as of the Closing, with the same force and effect as though made on and as of such date, except to the extent that any representation or warranty is made as of a specified date, in which case such representation or warranty shall be true and correct in all material respects as of such specified date;

(ii) The Purchasers shall have performed or complied with, in all material respects, their covenants required to be performed or complied with under this Agreement through the Closing; provided, however, that if any such failure of this condition to be satisfied is satisfied by any other Purchaser purchasing the Shares as described in Section 2(b), then this condition shall be deemed satisfied; and

(iii) No provision of any applicable law or regulation and no judgment, injunction, order, decree or other legal restraint shall have been enacted, adopted or issued that prohibits or threatens to prohibit the consummation of the Rights Offering or the transactions contemplated hereby.

10. Termination.

(a) This Agreement may be terminated at any time by mutual written consent of the Company and the Purchasers.

(b) The Company shall be entitled to terminate this Agreement by giving written notice thereof to the Purchasers in the event that (i) any Purchaser materially breaches this Agreement and such breach cannot be cured or, if curable, shall continue unremedied for a period of 10 days following receipt of written notice thereof from the Company; provided, that if any such breach is cured by any other Purchaser purchasing the Shares as described in Section 2(a), then such breach shall be deemed cured or (ii) the Rights Offering shall not have been consummated on or before December 31, 2007, other than such failure resulting from any breach by the Company of its obligations hereunder.

(c) Each Purchaser shall be entitled to terminate this Agreement by giving written notice thereof to the Company in the event that (i) the Company materially breaches this Agreement and such breach cannot be cured or, if curable, shall continue unremedied for a period of 10 days following receipt of notice thereof from the Purchasers, (ii) satisfaction of the conditions set forth in Section 9(a)(i)-(ix) becomes impossible, or (iii) the Rights Offering shall not have been consummated on or before December 31, 2007, other than due to the any failure resulting from any breach by Purchasers of their obligations hereunder.

(d) Each of the events set forth in subsection (b) above may be waived by the written agreement of the Company, in its sole and absolute discretion.

(e) Each of the events set forth in subsection (c) above may be waived by the written agreement of all of the Purchasers not then in material breach of their respective obligations under this Agreement, in their sole and absolute discretion.

(f) Upon termination of this Agreement under Section 10(b) or 10(c), this Agreement shall terminate upon delivery of such notice as described in Section 10(b) or 10(c), and no party hereto shall have any continuing liability or obligation hereunder; provided, however, that (i) nothing contained herein shall release any party hereto from liability for any breach or non-performance of their respective obligations hereunder prior to the date of such termination and (ii) nothing contained herein shall release the Company from its liability to pay the Purchasers the expense reimbursement pursuant to Section 7(a)(ii).

11. Indemnification.

(a) Indemnification Generally. Whether or not the Rights Offering is consummated or this Agreement or the Commitment is terminated, the Company (in such capacity, the “Indemnifying Party”) shall indemnify and hold harmless the Purchasers, their respective affiliates and their respective officers, directors, employees, agents and controlling persons (each an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and reasonable expenses, joint or several, to which any such Indemnified Person may become subject arising out of or in connection with any claim, challenge, litigation, investigation or proceeding with respect to this Agreement, the Rights Offering, the Commitment, the Registration Statement and any prospectus related thereto or the transactions contemplated thereby or thereby, including, without limitation, distribution of rights, purchase and sale of Basic Shares in the Rights Offering and purchase and sale of Standby Shares pursuant to the Standby Commitment, or any breach of the Company of this Agreement, regardless of whether any of such Indemnified Persons is a party thereto, and to reimburse such Indemnified Persons for any reasonable legal or other reasonable out-of-pocket expenses as they are incurred in connection with investigating, responding to or defending any of the foregoing, provided that the foregoing indemnification will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or expenses to the extent that they are finally judicially determined to have resulted from (i) any breach of this Agreement by such Indemnified Person, (ii) bad faith, gross negligence or willful misconduct on the part of such Indemnified Person or (iii) statements or omissions in the Registration Statement or any prospectus related thereto or any amendment or supplement thereto made in reliance upon or in conformity with information relating to the Purchasers furnished to the Company in writing by or on behalf of the Purchasers expressly for use in the Registration Statement or any prospectus related thereto or any amendment or supplement thereto. If for any reason the foregoing indemnification is unavailable to any Indemnified Person or insufficient to hold it harmless, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Person as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party on the one hand and such Indemnified Person on the other hand but also the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Person, on the other hand, as well as any relevant equitable considerations. The indemnity, reimbursement and contribution obligations of the Indemnifying Party under this Section 11 shall be in addition to any liability that the Indemnifying Party may otherwise have to an Indemnified Person and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Indemnifying Party and any Indemnified Person.

(b) Certain Procedures. Promptly after receipt by an Indemnified Person of notice of the commencement of any claim, litigation, investigation or proceeding relating to this Agreement, the Registration Statement or any prospectus related thereto or any of the transactions contemplated thereby (“Proceedings”), such Indemnified Person will, if a claim is to be made hereunder against the Indemnifying Party in respect thereof, notify the Indemnifying Party in writing of the commencement thereof; provided that (i) the omission so to notify the Indemnifying Party will not relieve it from any liability that it may have hereunder except to the extent it has been materially prejudiced by such failure and (ii) the omission so to notify the Indemnifying Party will not relieve it from any liability that it may have to an Indemnified Person otherwise than on account of this Section 11. In case any such Proceedings are brought against any Indemnified Person and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to such Indemnified Person, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person, provided that if the defendants in any such Proceedings include both such Indemnified Person and the Indemnifying Party and such Indemnified Person shall have concluded that there may be legal defenses available to it that are different from or additional to those available to the Indemnifying Party, such Indemnified Person shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such Proceedings on behalf of such Indemnified Person. Upon receipt of notice from the Indemnifying Party to such Indemnified Person of its election so to assume the defense of such Proceedings and approval by such Indemnified Person of counsel, the Indemnifying Party shall not be liable to such Indemnified Person for expenses incurred by such Indemnified Person in connection with the defense thereof (other than reasonable costs of investigation) unless (i) such Indemnified Person shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel, approved by Investors, representing the Indemnified Persons who are parties to such Proceedings), (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to such Indemnified Person to represent such Indemnified Person within a reasonable time after notice of commencement of the Proceedings or (iii) the Indemnifying Party shall have authorized in writing the employment of counsel for such Indemnified Person.

(c) Limitations. The Indemnifying Party shall not be liable for any settlement of any Proceedings effected without its written consent (which consent shall not be unreasonably withheld). If any settlement of any Proceeding is consummated with the written consent of the Indemnifying Party or if there is a final judgment for the plaintiff in any such Proceedings, the Indemnifying Party agrees to indemnify and hold harmless each Indemnified Person from and against any and all losses, claims, damages, liabilities and expenses by reason of such settlement or judgment in accordance with, and subject to the limitations of, the provisions of this Section 11. Notwithstanding anything in this Section 11 to the contrary, if at any time an Indemnified Person shall have requested the Indemnifying Party to reimburse such Indemnified Person for legal or other expenses in connection with investigating, responding to or defending any Proceedings as contemplated by this Section 11, the Indemnifying Party shall be liable for any settlement of any Proceedings effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the Indemnifying Party of such request for reimbursement and (ii) the Indemnifying Party shall not have reimbursed such Indemnified Person in accordance with such request prior to the date of such settlement. The Indemnifying Party shall not, without the prior written consent of an Indemnified Person (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened Proceedings in respect of which indemnity has been sought hereunder by such Indemnified Person unless (a) such settlement includes an unconditional release of such Indemnified Person in form and substance satisfactory to such Indemnified Person from all liability on the claims that are the subject matter of such Proceedings and (b) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

12. Amendments. This Agreement may not be modified, amended or supplemented except in a writing signed by the parties hereto.

13. Governing Law. THIS AGREEMENT, THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT, AND ANY CLAIM OR CONTROVERSY DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER LEGAL THEORY), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, SHALL IN ALL RESPECTS BE GOVERNED BY AND INTERPRETED, CONSTRUED AND DETERMINED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISION THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION).

14. Jurisdiction: BY ITS EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO AND ACCEPTS THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN OR THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE COUNTY OF NEW YORK FOR ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR ANY MATTER RELATING TO IT, AND WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE TO THE LAYING OF VENUE IN ANY SUCH COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM OR DOES NOT HAVE PERSONAL JURISDICTION OVER SUCH PARTY.

15. Waiver of Trial by Jury. THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT THEY MAY HAVE TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION, OR IN ANY LEGAL PROCEEDING, DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER LEGAL THEORY). EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANOTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND EACH OTHER PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

16. Specific Performance. It is understood and agreed by the Company and the Purchasers that money damages would not be a sufficient remedy for any breach of this Agreement by any party hereto and each non-breaching party shall be entitled to specific performance and injunctive or other equitable relief as a remedy of any such breach, including, without limitation, an order of a bankruptcy court requiring any party to comply promptly with any of its obligations hereunder.

17. Headings. The headings of the Sections, paragraphs and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof.

18. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, executors, administrators and representatives. Except as set forth herein, the Company shall not assign its rights, duties or obligations under this Agreement without the prior written consent of the Purchasers. Each Purchaser shall have the right to assign its Commitment in the manner contemplated by Section 4 hereof, provided that no such assignment shall effect such Purchaser’s obligations under this Agreement.

19. No Third-Party Beneficiaries. Except for the provisions of Section 11 (which shall be for the benefit of the Indemnified Persons), this Agreement shall be solely for the benefit of the parties hereto and no other person or entity shall be a third party beneficiary hereof.

20. Prior Negotiations; Entire Agreement. This Agreement constitutes the entire agreement of the parties and supersedes all prior negotiations with respect to the subject matter hereof, except that the parties hereto acknowledge that any confidentiality agreements heretofore executed among the parties shall continue in full force and effect.

21. Expenses. Except as otherwise provided in Section 7(a)(ii), all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

22. Counterparts. This Agreement may be executed in any number of counterparts by the parties on different counterparts signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties may execute this Agreement by signing any such counterparts, and each such counterpart, including a facsimile counterpart, shall for all purposes be deemed to be an original.

23. Severability. The illegality, invalidity, or unenforceability of any provision of this Agreement under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision.

24. Notices. All notices and other communications under this Agreement shall be in writing, sent contemporaneously to all of the parties hereto, and deemed given when delivered by hand or by facsimile during standard business hours (from 8:00 a.m. to 6:00 p.m.) at the place of receipt at the addresses and facsimile numbers set forth below, with a copy to each person identified thereon.

If to the Company, to:

Mr. Dale Vincent
Chief Executive Officer
MangoSoft, Inc.
12 Technology Way
Nashua, NH 03060 Fax: (508) 871-7380

with a copy to :

Clifford A. Brandeis, Esq.
Zuckerman Gore & Brandeis, LLP
875 Third Avenue
New York, NY 10022 Fax: (212) 223-6433

If to any Purchaser, to the address for such Purchaser set forth on Schedule A hereto, with copies simultaneously by like means to:

Southpaw Asset Management LP
4 Greenwich Office Park
First Floor
Greenwich, CT 06831
Attention: Kevin M. Wyman Fax: (203) 862-6201

in each case, with a copy to:

Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, New York 10038
Attention: Brett Lawrence Fax: (212) 806-5600

25. Survival. All representations, warranties and covenants and other provisions made by the parties hereto shall be considered to have been relied upon by the parties and shall (i) survive the execution, delivery and performance of this Agreement, and (ii) in the case of any termination of this Agreement, shall cease to apply except as set forth in Section 10(f) hereof.

26. Interpretation.

(a) This Agreement includes the Schedules and any documents attached as exhibits to this Agreement.

(b) The Schedules may supplement, change, or supersede other provisions of this Agreement. If there is any inconsistency between the provisions of the Schedules and the other provisions of this Agreement, the Schedules will prevail.

(c) Terms used in the singular or the plural include the plural and the singular, respectively; “includes” and “including” are not limiting; and “or” is not exclusive.

(d) Section, Schedule, and other headings and captions are included solely for convenience of reference and are not intended to affect the interpretation of any provisions of this Agreement.

(e) This Agreement shall be deemed to have been jointly drafted, and no provision of it shall be interpreted or construed for or against any Party because such Party purportedly prepared or requested such provision, any other provision, or this Agreement as a whole.

IN WITNESS WHEREOF, the parties have caused this Subscription and Standby Commitment Agreement to be executed as of the date first written above.

MANGOSOFT, INC.

By
Name:
Title:

[Signature Page to Subscription and Standby Commitment Agreement]

IN WITNESS WHEREOF, the parties have caused this Subscription and Standby Commitment Agreement to be executed as of the date first written above.

PURCHASERS:

SELIG ZISES

By:
Name: Selig Zises

[Signature Page to Subscription and Standby Commitment Agreement]

IN WITNESS WHEREOF, the parties have caused this Subscription and Standby Commitment Agreement to be executed as of the date first written above.

JAY ZISES

By:
Name: Jay Zises

[Signature Page to Subscription and Standby Commitment Agreement]

IN WITNESS WHEREOF, the parties have caused this Subscription and Standby Commitment Agreement to be executed as of the date first written above.

SOUTHPAW CREDIT OPPORTUNITY MASTER FUND LP

By:
Name:
Title:

[Signature Page to Subscription and Standby Commitment Agreement]

SCHEDULE A

Schedule of Purchasers

Name and Address	Pro Rata Portion

Selig Zises 988 Fifth Avenue, 9th Floor New York, NY 10021	48.485%

Jay Zises 965 Fifth Avenue Apt. 10-B New York, NY 10021	18.182%

Southpaw Credit Opportunity Master Fund LP 4 Greenwich Office Park First Floor Greenwich, CT 06831	33.333%

Total:	100%

SCHEDULE 5(a)(iv)

Shares of Common Stock Reserved for Issuance Pursuant to Options	[296,287][1]

Issued and Outstanding Options	[179,652][3]

Rights issued pursuant to the Rights Agreement, dated as of March 14, 2003 by and between the Company and Interwest Transfer Co., Inc.

1 [From the Purchase Agreement. To be updated by the Company.]

EXHIBIT A

Opinion of Counsel

1.
The Company is a corporation validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

2.
The Shares to be issued pursuant to the Agreement have been duly authorized and, when issued as contemplated by the Agreement, will be validly issued, fully paid and nonassessable and free of preemptive rights pursuant to law or in the Company’s Articles of Incorporation.

3.
The Company has the requisite corporate power and authority to execute and deliver the Agreement and all requisite power, authority and financial ability to perform its obligations thereunder, and to consummate the transactions contemplated thereby. The Rights Offering, the execution and delivery of the Agreement and the consummation and performance by the Company of the transactions contemplated by the Rights Offering and the Agreement have been duly authorized by all requisite corporate action. The Agreement has been duly and validly executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Purchasers) constitutes the valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as the enforceability of which may otherwise be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights generally, public policy and general equitable principles.

4.
The execution and delivery of the Agreement by the Company does not, and the Rights Offering and the consummation of the transactions contemplated hereby and thereby will not, (i) violate any material provision of law and will not (ii) conflict with, or result in a breach of any of the terms of, or constitute a default under, the Articles of Incorporation, the bylaws of the Company or any material agreement, instrument or other restriction to which the Company is a party or by which the Company or any of its properties or assets is bound or (iii) result in the creation of any lien on any property or asset of the Company or any of its subsidiaries.

5.
Assuming that the representations of the Purchasers contained in the Agreement are true, correct and complete and assuming compliance by the Purchasers with their covenants set forth in the Agreement, it is not necessary in connection with the offer, sale and delivery of the Shares to the Purchasers to register the Common Stock under the Securities Act of 1933, as amended, or under the securities or blue sky laws in any applicable state.

6.
No consent, approval or authorization of, or declaration, registration or filing with, any person, entity or governmental authority on the part of the Company is required for the valid execution, delivery and performance of the Agreement or the valid consummation of the Rights Offering or of the transactions contemplated by the Rights Offering and the Agreement, except for (A) the filing with the Secretary of State of the State of Nevada of an amendment to the Articles of Incorporation to increase the Company’s authorized capital by fifteen million (15,000,000) shares of Common Stock, (B) the filing of all necessary amendments to the registration statement on Form S-3, filed with the Securities & Exchange Commission on July 3, 2007, including all prospectuses related thereto and (C) such consents, approvals, authorizations, declarations, registrations or filings (y) as may be required under the Nasdaq National Market rules and regulation in order to consummate the Rights Offering or (z) as may be required under state securities or blue sky laws in connection with the purchase of Shares by any of the Purchasers, which filings, in the case of clauses (A) through (C) above, have been or will be filed in a timely manner.